Exhibit 5.0
Opinion of David S. Klarman, Esq.


                              Klarman & Associates
                                Attorneys at Law
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200
                                    --------
                                    Facsimile
                                 (925) 830-8821
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David S. Klarman*                                                                                     14 East 60th Street, Suite 402
   -------                                                                                            New York, New York 10022
Marie Elena Cocchiaro**                                                                               (212) 750-7500 (phone)
                                                                                                      (212) 688-1797 (fax)
*Licensed also in NY
**Licensed in NY, NJ, PA, and MD only
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                                                                   June 22, 1998

Securities and Exchange Commission
Washington DC 20549

                  Re:        Hollywood Productions, Inc.
                             Registration Statement on Form S-3

                             File No. 333-51893


Ladies and Gentlemen:

     As counsel to Hollywood Productions, Inc. (the "Registrant") with respect to the above Registration Statement on Form S-3 relating to the registration of up to an aggregate 1,280,350 shares of Common Stock to be sold by certain Selling Stockholders, I have examined the Certificate of Incorporation and By-Laws of the Registrant, as amended through the date hereof, and such other materials as I deemed pertinent. It is my opinion that:

     The 1,280,350 shares of Common Stock have been duly issued, and are fully paid and non-assessable.

     I consent to the use of this opinion as an exhibit to said Registration Statement on Form S-3, and further consent to the use of my name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                               Very truly yours,

                                                            \s\ David S. Klarman
                                                          David S. Klarman, Esq.